Exhibit 99.1

For immediate release:	Media Relations Contact
May 18, 2020	Amy Rose
646-592-3157

Investor Relations Contact
Ryan Crowe
212-733-8160

Pfizer Prices $4,000,000,000 Debt Offering

NEW YORK, NY, May 18, 2020 — Pfizer Inc. (NYSE: PFE) today announced the pricing of a debt offering consisting of four tranches of notes:

$750,000,000 aggregate principal amount of 0.800% notes due 2025

$1,000,000,000 aggregate principal amount of 1.700% notes due 2030

$1,000,000,000 aggregate principal amount of 2.550% notes due 2040

$1,250,000,000 aggregate principal amount of 2.700% notes due 2050

Pfizer intends to use the net proceeds for general corporate purposes, including to repay a portion of its outstanding commercial paper and/or to refinance, redeem or repurchase existing debt.

The closing of the offering is expected to occur on May 28, 2020, subject to satisfaction of customary closing conditions.

Barclays Capital Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc. and J.P. Morgan Securities LLC are acting as joint book-running managers for the offering.

The offering of these securities is being made only by means of a prospectus. Copies may be obtained by calling Barclays Capital Inc. at (888) 603-5847, Citigroup Global Markets Inc. at (800) 831-9146, Deutsche Bank Securities Inc. at (800) 503-4611 and J.P. Morgan Securities LLC at (212) 834-4533.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any of the notes, nor will there be any sale of the notes in any jurisdiction in which such offer, solicitation, or sale would be unlawful.

About Pfizer: Breakthroughs that change patients’ lives

At Pfizer, we apply science and our global resources to bring therapies to people that extend and significantly improve their lives. We strive to set the standard for quality, safety and value in the discovery, development and manufacture of health care products, including innovative medicines and vaccines. Every day, Pfizer colleagues work across developed and emerging markets to advance wellness, prevention, treatments and cures that challenge the most feared diseases of our time. Consistent with our responsibility as one of the world’s premier innovative biopharmaceutical companies, we collaborate with health care providers, governments and local communities to support and expand access to reliable, affordable health care around the world. For more than 170 years, we have worked to make a difference for all who rely on us. We routinely post information that may be important to investors on our website at www.Pfizer.com. In addition, to learn more, please visit us on www.Pfizer.com and follow us on Twitter at @Pfizer and @Pfizer News, LinkedIn, YouTube and like us on Facebook at Facebook.com/Pfizer.

Forward-Looking Statements

This press release contains forward-looking statements made within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements involve substantial risks and uncertainties. We have tried, wherever possible, to identify such statements by using words such as “will,” “may,” “could,” “likely,” “ongoing,” “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “target,” “forecast,” “goal,” “objective,” “aim,” “seek” and other words and terms of similar meaning or by using future dates in connection with any discussion of, among other things, expectations regarding the completion of the notes offering and the use of proceeds. A list and description of risks, uncertainties and other matters can be found in our Annual Report on Form 10-K for the year ended December 31, 2019 and in our subsequent Quarterly Reports on Form 10-Q, including in the sections thereof captioned “Forward-Looking Information and Factors That May Affect Future Results” and “Risk Factors,” in our Current Reports on Form 8-K, and in the prospectus supplement and accompanying prospectus, in each case including in the section thereof captioned “Risk Factors.” You should understand that it is not possible to predict or identify all such factors. Consequently, you should not consider any such list to be a complete set of all potential risks or uncertainties.

We cannot guarantee that any forward-looking statement will be realized. Achievement of anticipated results is subject to substantial risks, uncertainties and inaccurate assumptions. Should known or unknown risks or uncertainties materialize, or should underlying assumptions prove inaccurate, actual results could vary materially from past results and those anticipated, estimated or projected. You should bear this in mind as you consider forward-looking statements, and you are cautioned not to put undue reliance on forward-looking statements. We undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law or by the rules and regulations of the Securities and Exchange Commission (the “SEC”). You are advised, however, to consult any further disclosures we make on related subjects in our Form 10-K, 10-Q and 8-K reports and our other filings with the SEC.

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